Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

MARKETAXESS HOLDINGS INC.

ARTICLE I

OFFICES

Section 1. The registered office of MarketAxess Holdings Inc. (the “Corporation”) in the State of Delaware shall be located at the principal place of business in said state of the corporation or individual acting as the Corporation’s registered agent.

Section 2. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors or for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, or, in the sole discretion of the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may authorize, by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of Delaware (“DGCL”), and at such date and at such time as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2. Stockholders List. The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect all of the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Nothing in this Section 2 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours at the principal place of business of the Corporation.

Section 3. Special Meetings.

(a) Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation (as it may be amended from time to time, the “certificate of incorporation”) may only be called by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) a majority of the total number of authorized directors (whether or not there exist any vacancies), or (iv) the Secretary of the Corporation upon receipt of the written request (the “Special Meeting Request”) of one or more record holders (and the record or beneficial owners, if any, such holders represent) representing ownership (as defined in paragraph (d) of this Section 3) of an aggregate of not less than 25 percent of the voting power of all issued and outstanding shares of capital stock of the Corporation (the “Requisite Percentage”), provided that such shares have been owned continuously by such holders for at least one year, and that such holders have complied in full with the requirements set forth in this Section 3. Any such special meetings of the stockholders shall be held at such place and time as shall be designated by the Board of Directors, within or without the State of Delaware, or, within the sole discretion of the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may authorize, by means of remote communication as authorized by the DGCL, as shall be specified in the notice thereof; provided however, that the special meeting shall not be held more than one hundred and twenty (120) days after receipt by the Corporation of a valid Special Meeting Request.

(b) A stockholder may not submit a written request to call a special meeting unless such stockholder is a holder of record of the Corporation’s capital stock on the record date fixed to determine the stockholders entitled to request a special meeting. Any stockholder seeking to call a special meeting to transact business shall, by written notice to the Secretary of the Corporation, request that the Board of Directors fix a record date for the purpose of determining stockholders entitled to request that the Secretary call such special meeting. A written request to fix a record date shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation and include all of the information that must be included in a written request to call a special meeting from a stockholder. The Board of Directors may, within ten (10) days of the Secretary’s receipt of a written request to fix a record date containing all the information required by or pursuant to this paragraph, fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted. If a record date is not so fixed by the Board of Directors, the record date shall be the date that the first written request to call a special meeting containing all the information required by or pursuant to this paragraph is received by the Secretary with respect to the proposed business to be conducted at a special meeting.

(c) A Special Meeting Request must be received by the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”) collectively representing the Requisite Percentage, and includes (i) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (ii) information regarding any material interest in such business of the Requesting Stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made; (iii) as to any director nominations proposed to be presented at the special meeting and any matter (other than a director nomination) proposed to be conducted at the special meeting and as to each Requesting Stockholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 11 of Article II (including any nominee’s written consent to being named in the proxy statement and form of proxy as a nominee and to serving as a director if elected and a completed and signed representation, questionnaire and agreement as required by Section 12 of Article II of these by-laws); (iv) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting; (v) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition prior to the record date for the special meeting of shares of the Corporation owned beneficially or of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and (vi) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall (i) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the special meeting or the date notice of the record date is first publicly disclosed; and (ii) promptly provide any other information reasonably requested by the Corporation.

(d) For purposes of this Section 3, a stockholder shall be deemed to “own” only those outstanding shares of capital stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. Whether outstanding shares of the capital stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof.

(e) A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (i) the Special Meeting Request does not comply with this Section 3; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the

Board of Directors); (iii) the Special Meeting Request is delivered during the period commencing one hundred and twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) days after the first anniversary of the date of the previous annual meeting; (iv) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered; (v) a Similar Item was presented at an annual or special meeting of stockholders held not more than one hundred and twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (v), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies, and/or newly created directorships resulting from any increase in the authorized number of directors); (vi) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within one hundred and twenty (120) days of the receipt by the Corporation of a Special Meeting Request; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Act or other applicable law.

(f) The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, at any time, the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (v) of Section 3(c)) represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, the Corporation need not present such business for a vote at such special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(g) In determining whether a special meeting of stockholders has been requested by the Requesting Stockholders representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose(s) of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the same person or persons are proposed for election or removal in each relevant Special Meeting Request), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request.

(h) Notwithstanding the foregoing provisions of this Section 3, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder with respect to matters set forth in this Section 3. Nothing in these by-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; provided, however, that any references in these by-laws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors to be considered pursuant to Section 11 of Article II of these by-laws.

Section 4. Notice of Meeting. Unless otherwise required by the DGCL or the certificate of incorporation, notice of each meeting of the stockholders stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notice shall be deemed given as provided in Section 232 of the DGCL. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 5. Quorum; Adjournment; Postponement. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting, the Chief Executive Officer, or the stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting. In addition, any meeting of stockholders may be adjourned by the chairman of the meeting, whether or not a quorum is present. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), unless these by-laws otherwise require, notice of any adjourned meeting of the stockholders of the Corporation need not be given if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time schedule for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 4 of Article II of these by-laws. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified. To the fullest extent permitted by law, any meeting of stockholders may be postponed, rescheduled or cancelled by action of the Board of Directors at any time in advance of such meeting.

Section 6. Voting. Directors shall be elected in accordance with Section 3 of Article III of these by-laws. The affirmative vote of the holders of a majority of the voting power of the stock, present in person or represented by proxy and entitled to vote on the subject matter shall decide any other matter brought before a meeting of stockholders at which a quorum is present, unless the matter is one upon which by express provision of the statutes or of the certificate of incorporation, any law, or regulation of any stock exchange applicable to the Corporation, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

Section 7. Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

Section 8. Voting by Ballot. No vote of the stockholders on an election of directors or any other matter need be taken by written ballot or by electronic transmission unless otherwise provided in the certificate of incorporation or required by law.

Section 9. Organization; Procedure. The order of business and all other matters of procedure at every meeting of stockholders may be determined by the chairman of such meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include, without limitation establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting.

Section 10. Business or Nominations.

(a) Annual Meetings. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) of stockholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board of Directors or a duly authorized committee thereof; or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 11 of this Article II and who is a stockholder of record at the time of the annual meeting of stockholders, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Section 11 of this Article II. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and propose other business (other than matters properly included in the notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Exchange Act, as amended, and the rules and regulations thereunder before an annual meeting of stockholders. At any annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before the meeting in accordance with this Section 10 and the procedures in Section 11 of this Article II.

(b) Special Meetings. Business conducted at any special meeting called pursuant to Section 3 of this Article II shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders and/or (B) any matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors, a duly authorized committee thereof, or the stockholders requesting the calling of such special meeting pursuant to Section 3 of Article II of these by-laws or (ii) provided that the Board of Directors or the stockholders validly requesting the calling of such special meeting pursuant to Section 3 of Article II of these by-laws has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving the stockholder’s notice provided for in Section 11 of this Article II and who is a stockholder of record at the time of the special meeting of stockholders, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Section 11 of this Article II.

Section 11. Notice of Stockholder Business and Nominations. In order for a stockholder to properly bring any nominations or any item of business before a meeting of stockholders pursuant to Section 10 of Article II, the stockholder must give timely notice thereof in writing to the Secretary of the Corporation in compliance with the requirements of this Section 11. This Section 11 shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.

(a) To be timely:

(i)

a stockholder’s notice required by Section 10(a)(iii) of Article II must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, subject to Section 11(a)(iii), if either (A) the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of the preceding year’s annual meeting or (B) no annual meeting of stockholders was held in the previous year, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to the date of such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to the date of such annual meeting or the close of business on the tenth (10th) day following the date on which public announcement is first made of the date of such meeting.

(ii)

a stockholder’s notice required by Section 10(b)(ii) of Article II must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the later of (A) the close of business of the ninetieth (90th) day prior to such special meeting or (B) the close of business of the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(iii)

in no event shall any adjournment or postponement of an annual or special meeting, or the announcement thereof, commence a new time period (or extend the time period) for the giving of a stockholder’s notice as described above.

In addition to the requirements set forth herein, any stockholder providing the written notice required by this Section 11 shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the determination of stockholders entitled to notice of the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting, provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Proposing Person (as defined below), or a nominee or the validity (or invalidity) of any nomination or proposal that failed to comply with this Section 11 or is rendered invalid as a result of any inaccuracy therein. In the case of an update and supplement pursuant to this Section 11, such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the determination of stockholders entitled to notice of the meeting or the public announcement of such record date. In the case of an update and supplement pursuant to clause (ii) above, such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation the not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting (or if there are fewer than two (2) business days between the date for the meeting, or the date of the immediately preceding adjournment or postponement thereof, and the date for the adjourned or postponed meeting, not later the day prior to such adjourned or postponed meeting).

Notwithstanding anything to the contrary in these by-laws, unless otherwise provided by applicable law, if any Proposing Person (i) provides notice pursuant to this Section 11 and Rule 14a-19(b) under the Exchange Act and (ii) subsequently (A) fails to comply with the requirements of Rule 14a-19 under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proposing Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) or (B) fails to inform the Corporation that such Proposing Person no longer plans to solicit proxies in accordance with the requirements of Rule 14a-19 under the Exchange Act by delivering a written notice to the Secretary at the principal executive offices of the Corporation within two (2) business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nominee is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been delivered to the Corporation (which proxies and votes shall be disregarded). Additionally, if any Proposing Person provides notice pursuant to Rule 14a-19 under the Exchange Act, such Proposing Person must deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19 under the Exchange Act have been satisfied.

(b) To be in proper form for purposes of this Section 11, a stockholder’s notice to the Secretary must:

(i)	Set forth the following information together with a representation as to the accuracy of the information:

A.

as to each Proposing Person, the name and address of each Proposing Person who is a record stockholder as such name and address appear on the Corporation’s books, and the name and address of each other Proposing Person;

B.

the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each Proposing Person (except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future) and the date such ownership was acquired;

C.

as to each Proposing Person, any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by such Proposing Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price, value or volatility of shares of the Corporation;

D.

any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has a right to vote or has granted a right to vote any shares of any security of the Corporation;

E.

any short interest in any security of the Corporation (for purposes of these by-laws a person shall be deemed to have a short interest in a security if the Proposing Person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

F.	any rights to dividends on the shares of any security of the Corporation owned beneficially by the Proposing Person that are separated or separable from the underlying shares of the Corporation;

G.

any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

H.

any performance-related fees (other than an asset-based fee) that the Proposing Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments or short interests, if any;

I.

a representation that the stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the notice and whether or not such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination(s) or the business proposed and/or otherwise to solicit proxies from stockholders in support of the nomination(s) or the business proposed;

J.

a certification regarding whether or not each Proposing Person has complied with all applicable federal, state and other legal requirements in connection with such Proposing Person’s acquisition of shares or other securities of the Corporation and/or such Proposing Person’s acts or omissions as a stockholder or beneficial owner of the Corporation;

K.

any other information relating to the Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of director in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; and

L.	all information required by Rule 14a-19 under the Exchange Act; and

M.	any other information as reasonably requested by the Corporation.

(ii)

If the notice relates to any business to be conducted at an annual meeting of stockholders (other than a nomination of a director or directors) that the Proposing Person proposes to bring before the meeting, the notice must also set forth:

A.

a reasonably detailed description of each item of business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, and any material direct or indirect interest of any Proposing Person in such business; and

B.

a reasonably detailed description of all agreements, arrangements and understandings, direct and indirect, (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person(s) or entity (including their names) in connection with the proposal of such business by such stockholder.

(iii)

If the notice relates to director nominations, the notice must also set forth, as to each person, if any, whom the Proposing Person proposes to nominate for election or reelection to the Board of Directors:

A.

all information with respect to such proposed nominee that would be required to be set forth in a Proposing Person’s notice pursuant to this Section 11 if such proposed nominee were a Proposing Person;

B.

all information relating to the nominee (including, without limitation, the nominee’s name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected, together with a statement whether such nominee, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines);

C.

a description of any agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person(s) or entity (including their names) in connection with the nomination of such person for election as a director; and

D.

a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee and his or her respective affiliates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if such Proposing Person were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

(iv)

With respect to each nominee for election or reelection to the Board of Directors, the Proposing Person shall include a completed and signed questionnaire, representation, and agreement required by Section 12 of Article II of these by-laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. In addition to the information required pursuant to the foregoing provisions of this Section 11, any person proposed to be nominated for election shall also provide to the Corporation such other information as the Corporation may reasonably request. Such information shall be considered timely if provided to the Corporation promptly upon request by the Corporation but in any event within five (5) business days after such request.

(v)

The number of nominees a stockholder may nominate for election at an annual or special meeting (or in the case of stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual or special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual or special meeting. A stockholder may not designate any substitute nominee(s) unless the stockholder provides timely notice of such substitute nominee(s) in accordance with this Section 11 (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute nominee(s) that are required by the by-laws with respect to nominees for director).

(vi)

Notwithstanding anything in this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least one hundred (100) days prior to such annual meeting), a stockholder’s notice required by this Section 11 shall also be considered timely, but only with respect to the nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(c) For purposes of these by-laws:

“Affiliate” are defined by reference to Rule 12b-2 under the Exchange Act. An “affiliate” is any “person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

“Control” is defined as the “possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, or otherwise.”

“Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder.

“Proposing Person” means (A) the stockholder providing notice of the proposed business or director nomination to be brought before an annual meeting or special meeting, as applicable; (B) any beneficial owner(s) of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) on whose behalf the notice of the business or director nomination is made, and (C) any affiliate who controls either of the persons identified in clause (A) or (B) above, directly or indirectly.

(d) If any information submitted pursuant to this Section 11 by any stockholder proposing a nominee(s) for election as a director at a meeting of stockholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with Section 11. Except as otherwise provided by law, the certificate of incorporation, or these by-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these by-laws and, if he or she should determine that any proposed nomination or business is not in compliance with these by-laws, he or she shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall be disregarded or not be transacted. Notwithstanding the foregoing provisions of this Section 11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e) Notwithstanding the foregoing provisions of this Section 11, each Proposing Person also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these by-laws; provided, however, that any references in these by-laws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 10 or Section 11 of Article II of these by-laws.

(f) Nothing in this Section 11 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock, if any, if so provided under the certificate of incorporation.

Section 12. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to Sections 10(a)(iii) or 10(b)(ii), the proposed nominee must complete and deliver (in accordance with the time periods prescribed for delivery and receipt of notice under Section 11 of these by-laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary within ten (10) days following a written request thereof by a stockholder of record) that such person:

(a) is not and will not become a party to:

(i)

any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in the written questionnaire, or

(ii)	any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law,

(b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in the written questionnaire,

(c) in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, if elected, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, that are publicly disclosed or which were provided by the Secretary with the written representation and agreement required by this Section 12, and

(d) if elected as a director of the Corporation, such proposed nominee intends to serve the entire term until the next meeting at which such proposed nominee would face reelection.

Section 13. Inspector of Elections. If required by law, prior to the holding of each annual or special meeting of the stockholders, one or more inspectors of election to serve thereat shall be appointed by the Board of Directors, or, if the Board of Directors shall not have made such appointment, by the chairman of the meeting, or the Chief Executive Officer. If there shall be a failure to appoint an inspector, or if, at any such meeting, the inspector or inspectors so appointed shall be absent or shall fail to act or the office shall become vacated, the chairman of the meeting may, and at the request of a stockholder present in person and entitled to vote at such meeting shall, appoint such inspector or inspectors of election to act thereat. The inspector or inspectors of election so appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspector at such meeting, with strict impartiality and according to the best of his or her ability, and the oath so taken shall be subscribed by such inspector. Such inspector or inspectors of election shall take charge of the polls, and, after the voting on any question, shall make a certificate of the results of the vote taken. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

Section 14. Action Without a Meeting. (a) Any action required or permitted to be taken at any annual or special meeting of stockholders, including, without limitation, election of directors, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by the holders of record on the record date established pursuant to Section 14(b) below (the “Written Consent Record Date”) of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders as of the record date for the action by consent who have not consented in writing and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for the notice of the meeting were the record date for the action by consent.

(b) Any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which request shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in compliance with this Section 14(b) from any such stockholder, the Board of Directors may adopt a resolution fixing a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no resolution fixing a record date has been adopted by the Board within such ten (10) day period after the date on which such a request is received, (i) the Written Consent Record Date for determining stockholders entitled to consent to such action, when no prior action of the Board is required by applicable law, shall be the first date on which valid signed written consents constituting a majority of the outstanding shares of the Corporation and setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 14(b), and (ii) the Written Consent Record Date for determining stockholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE III

BOARD OF DIRECTORS

Section 1. General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 2. Number. Subject to the certificate of incorporation, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors. Directors need not be residents of the State of Delaware or stockholders of the Corporation. No decrease in the number of directors shall shorten the term of an incumbent director.

Section 3. Election; Qualifications. Subject to the provisions of the Corporation’s certificate of incorporation and this Section 3, the directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. A nominee for director shall be elected to the Board of Directors by the vote of the majority of the votes cast with respect to that nominee’s election at any meeting of stockholders for the election of directors at which a quorum is present; provided that if, on the record date, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against”). In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the right to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the right to cast any other vote with respect to such election of directors. In the event a meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class-by-class or series by-series basis, as applicable.

Section 4. Chairman of the Board. The Board of Directors may elect from its members a Chairman of the Board. If elected, the Board of Directors shall designate the Chairman of the Board as either a non-executive Chairman of the Board or an executive Chairman of the Board. The Chairman of the Board shall not be deemed an officer of the Corporation, unless the Board shall determine otherwise. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which such individual shall be present. Such individual shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law. In the absence of the Chairman of the Board, and the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders. In such capacity, the Chief Executive Officer shall have and may exercise such powers as are provided for the chairman of the Board hereunder or are typically exercised by a chairman of the board of directors.

Section 5. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing or by electronic transmission, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer, or Secretary or the Chairman of the Board of Directors. The acceptance of a resignation shall not be necessary to make it effective.

Section 6. Removal. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Corporation’s certificate of incorporation.

Section 7. Vacancies. Unless otherwise provided by law, any newly created directorship or any vacancy occurring in the Board of Directors for any reason shall be filled in the manner set forth in the Corporation’s certificate of incorporation, and each director so elected shall hold office until the expiration of the term expiring at the subsequent annual meeting of stockholders and when his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Section 8. Annual and Regular Meetings of the Board of Directors. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. An annual meeting of the Board of Directors shall be held following the annual meeting of the stockholders of the Corporation for the purposes of electing officers of the Corporation and the committees of the Board of Directors and transacting any other business which may properly come before the meeting or at such other times as the Board of Directors may, from time to time determine, and if so determined notice thereof need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and time of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by electronic mail or equivalent, to each director.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer on four (4) days written notice to each director by first-class mail to such director’s last known address or twenty-four (24) hours’ notice to each director either personally or by electronic mail or equivalent; special meetings shall be called by the Chairman of the Board, or the lead independent director (if there is one), the Chief Executive Officer, or Secretary in like manner. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting. The attendance of any director at a meeting without protesting prior to the meeting or at its commencement the lack of notice of such meeting, shall constitute a waiver of notice by such director.

Section 10. Quorum; Voting; Adjournment. At all meetings of the Board of Directors, a majority of the total number of directors on the Board fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business (provided that in no event shall a quorum consist of less than one-third of the total number of authorized directors) and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 12. Action by Telephonic Communications. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee thereof, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 13. Regulations; Manner of Acting. To the extent consistent with applicable law, the certificate of incorporation and these by-laws, the Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The directors shall act only as a Board of Directors and the individual directors shall have no power in their individual capacities unless expressly authorized by the Board of Directors.

Section 14. Director Compensation. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. The directors may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as a director or a combination of both. Directors may be compensated in any form as determined by the Board of Directors. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation.

Section 15. Reliance on Accounts and Reports, Etc. A director, or a member of any committee designated by the Board of Directors, shall, in the performance of such director’s or member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the director or the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

Section 1. General. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee shall serve at the pleasure of the Board of Directors. The Board of Directors or the committee may appoint a Chair of any committee, who shall preside at meetings of any such committee.

Section 2. Powers. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting or recommending to the stockholders any action or matter (other than the election or removal of members of the Board of Directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation.

Section 3. Proceedings. Except as otherwise provided herein, in the charter of such committee or required by law, each committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 4. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such committee or in the rules or charter of such committee, at all meetings of any committee, the presence of members constituting a majority of the total number of committee members serving shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting, in accordance with Section 11 of Article III of these by-laws. The members of any committee shall act only as a committee, and the individual members of such committee shall have no power in their individual capacities unless expressly authorized by the Board of Directors or the committee.

Section 5. Resignations. Any member of any committee may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such member, to the Board of Directors or the Chairman of the Board of Directors. Unless otherwise specified therein, such resignation shall take effect at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective.

Section 6. Removal. Any member of any committee may be removed at any time, either for or without cause, by resolution adopted by the Board of Directors.

Section 7. Vacancies. If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled by the Board of Directors.

ARTICLE V

OFFICERS

Section 1. General. The Board of Directors shall elect a Chief Executive Officer and a Secretary, each of whom shall hold office until a successor is elected and qualified or until the earlier resignation or removal of such officer. The Board of Directors may also elect or appoint a President, one or more Vice Presidents, a Treasurer and such other officers (including Assistant Secretaries and Assistant Treasurers) and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Board of Directors shall determine from time to time. No officer of the Corporation need be a member of the Board of Directors.

Section 2. Term; Removal; Resignation; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier death or resignation. Any officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 3. Delegation of Duties. The Board of Directors may delegate to any officer any of the Board of Director’s powers to the extent permitted by applicable law, including the power to bind the Corporation. Any delegation pursuant to this Section 3 may be revoked at any time by the Board of Directors.

Section 4. Chief Executive Officer. Subject to the provisions of these by-laws and the direction of the Board of Directors, the Chief Executive Officer shall serve at the pleasure of the Board of Directors, shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which from time to time are delegated to such person by the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have the power to sign, in the name of the Corporation, all authorized stock certificates, contracts, documents, tax returns, instruments, checks and bonds or other obligations of the Corporation and shall have general supervision and direction of all of the other officers and agents of the Corporation.

Section 5. President and Vice-Presidents. The President and each Vice President shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors. In the event that there is no Chief Executive Officer, the President may assume any of the powers and responsibilities of the Chief Executive Officer provided in these by-laws, subject to approval by the Board of Directors.

Section 6. Chief Financial Officer. The Chief Financial Officer, shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the Chief Executive Officer, taking proper vouchers for such disbursements. Such person shall render to the Chief Executive Officer and Board of Directors at its regular meetings, or whenever they may request it, an account of all such person’s transactions as Chief Financial Officer and/or Treasurer and of the financial condition of the Corporation.

Section 7. Treasurer and Assistant Treasurer. The Board of Directors may elect a Treasurer of the Corporation and any number of Assistant Treasurers to serve at the pleasure of the Board of Directors. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board. If there be no Chief Financial Officer, the functions and duties of the Chief Financial Officer shall be performed by the Treasurer and any number of Assistant Treasurers as may from time to time be elected by the Board of Directors. If there be no Chief Financial Officer or Treasurer, the functions and duties of their offices shall be performed by such other officer or officers of the Corporation as shall be determined by the Board of Directors, or the Chief Executive Officer.

Section 8. Secretary and Assistant Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of the Secretary’s absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of such person’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9. Additional Power of Officers. In addition to the powers specifically provided in these by-laws, each officer (including officers other than those referred to in these by-laws) shall have such other or additional authority and perform such duties as the Board of Directors may from time to time determine.

Section 10. Additional Powers Specific to Chief Executive Officer. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, or any officer of the Corporation authorized by the Chief Executive Officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equity holders of or with respect to any action of stockholders or equity holders of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity.

ARTICLE VI

STOCK

Section 1. Certificates of Stock. The Board of Directors may authorize that some or all of the shares of any or all of the Corporation’s classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates.

Section 2. Shares with Certificates. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation’s name, (ii) the fact that the Corporation is organized under the laws of Delaware, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions or such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 3. Shares without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a notice in writing or by electronic transmission containing the information required to be set forth or stated on certificates pursuant to the laws of the DGCL. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Section 4. Signatures. Any of or all the signatures on the certificates may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such office, transfer agent or registrar at the date of issue.

Section 5. Lost, Stolen or Destroyed Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificates of the issuance of any such new certificate.

Section 6. Transfer of Shares. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Upon surrender to the Corporation or its transfer agent or a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7. Stockholders Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If the Board of Directors so fixes a date, such date shall be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 8. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

MISCELLANEOUS

Section 1. Dividends. Subject to the terms of the certificate of incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 2. Reserve. Subject to the terms of the certificate of incorporation, before payment of any dividend, the Board of Directors may set aside out of any funds of the Corporation available as a reserve or reserves for any proper purpose and may modify or abolish any such reserve.

Section 3. Execution of Instruments. The Board of Directors may authorize, or provide for the authorization of, officers, employees or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments. The officers of the Corporation may also execute and deliver such contracts or instruments which generally pertain to the duties associated with such officer’s title. Any person who is authorized to execute a contract, instrument or other document on behalf of the Corporation may execute a power of attorney allowing another person to execute such document on behalf of the Corporation.

Section 4. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Notice.

(a) Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation.

(b) All such notices shall be delivered in writing or in any other manner permitted by the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its mailing address as it appears on the records of the Corporation. If delivered by courier service, notice shall be deemed given at the earlier of when the notice is received or left at such stockholder’s address as it appears on the records of the Corporation. If given by electronic mail, notice shall be deemed given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL or Section 6(c) of this Article. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 6(c) of this Article, any notice to stockholders given by the Corporation under the DGCL, the certificate of incorporation, or the by-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. The Corporation may give a notice by electronic mail in accordance with the first paragraph of this Section 6(b) without obtaining the consent required by this paragraph. Notice given pursuant to this paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii) if by any other form of electronic transmission, when directed to the stockholder.

(c) Notwithstanding Section 6(b), a notice may not be given by electronic transmission (including email) from and after the time that: (i) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation; and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action. For purposes of these by-laws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process. “Electronic mail” and “electronic mail address” are defined in accordance with Sections 232(d)(2) and 232(d)(3) of the DGCL, respectively.

(d) If a stockholder meeting is to be held by means of remote communication and stockholders will take action at such meeting, the notice of such meeting must: (i) specify the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting; and (ii) if such meeting is to be held solely by means of remote communication, provide, or be accompanied by, the information required to access the stockholder list.

Section 7. Waiver of Notice. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice. A waiver of notice may be given by electronic transmission.

Section 8. Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:

(a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors are less than a quorum;

(b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 9. Laws and Regulations. For purposes of these by-laws, any reference to a statute, rule or regulation of any governmental body means such statute, rule or regulation (including any successor thereto) as the same may be amended from time to time.

Section 10. Close of Business. Any reference in these by-laws to the close of business on any day shall be deemed to mean 5:00 P.M. New York time on such day, whether or not such day is a business day.

Section 11. Form of Records. Any records maintained or administered by or on behalf the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of any information storage device or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in the DGCL, (ii) record the information specified in the DGCL, and record transfers as specified in the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 12. Severability. If any provision (or any part thereof) of these by-laws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these by-laws (including, without limitation, each portion of any section of these by-laws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

ARTICLE VIII

AMENDMENTS OF BY-LAWS

Section 1. These by-laws may be repealed, altered, amended or rescinded by the stockholders of the Corporation by the affirmative vote of the holders of a majority of voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, in accordance with the Corporation’s certificate of incorporation, the Board of Directors may repeal, alter, amend or rescind these by-laws by the affirmative vote of a majority of the members of the Board of Directors.

ARTICLE IX

INDEMNIFICATION OF

DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1. Indemnification of Directors and Officers. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. For purposes of this Article IX, “officer” shall mean any officer elected by the Board of Directors and “executive officers” of the Corporation as defined in Rule 3b-7 of the Exchange Act.

Section 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article IX, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, such advancement of expenses shall only occur if an undertaking is delivered to the Corporation (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article IX is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

Section 4. Successful Defense of a Proceeding. To the extent an indemnitee has been successful on the merits or otherwise in defense of any proceeding (or in defense of any claim, issue or matter therein), such indemnitee shall be indemnified under this Section 4 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 4 shall not require indemnitee to satisfy any standard of conduct, and the Corporation may not assert a failure to satisfy any standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 3 of this Article IX (notwithstanding anything to the contrary contained therein); provided, however, that, any indemnitee who is not a current or former director or “officer” (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) shall be indemnified under Section 1 of this Article IX and this Section 4 only if such Indemnitee has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL.

Section 5. Non-exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s certificate of incorporation, by-laws, agreement, vote of stockholders or directors or otherwise.

Section 6. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article (or such lesser extent as the action by the Board of Directors may provide) with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8. Nature of Rights. The rights conferred upon indemnitees in this Article IX shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article IX that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.